EXHIBIT 99.1
Shire Pharmaceuticals Group plc Hampshire International Business Park, Chineham, Basingstoke RG24 8EP UK Tel +44 1256 894000 Fax +44 1256 894708 http://www.shire.com

21 May 2004

Annual Report and Accounts for the year ended 31 December 2003

Copies of the above document together with the Notice of Meeting and Form of Proxy, relating to the 2004 Annual General Meeting of the Company, have been submitted to the UK Listing Authority and will shortly be available for inspection at the UK Listing Authority’s Document Viewing Facility, which is situated at:

Document Viewing Facility
UK Listing Authority
Financial Services Authority
25 the North Colonnade
Canary Wharf
London
E14 5HS

Tel: 020 7676 1000
T May
Company Secretary

For further information please contact:

Investor Relations

Cléa Rosenfeld                             +44 1256 894 160

Notes to editors

Shire Pharmaceuticals Group plc
Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently has a range of projects and products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com